UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2007

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 23, 2007, the Compensation Committee of our Board of Directors approved an amendment to our 2005 Stock Incentive Plan. The amendment changed the definition of “Change of Control” to, among other things (i) increase the minimum percentage of our common stock that must be acquired in order to trigger a change of control to more than 50.1% and (ii) carve out from that trigger any additional acquisitions of our common stock by Red Mountain Capital Partners LLC, JCF FPK I LLC or any affiliate of these entities. The amendment applies to future grants only, and not to grants existing prior to August 23, 2007.

The above summary of the amendment to our 2005 Stock Incentive Plan is qualified in its entirety by reference to the copy of the 2005 Stock Incentive Plan, as amended, attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Encore Capital Group, Inc. 2005 Stock Incentive Plan, as amended August 23, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: August 29, 2007	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Encore Capital Group, Inc. 2005 Stock Incentive Plan, as amended August 23, 2007